Exhibit 99.1

ACRES COMMERCIAL REALTY CORP.

REPORTS RESULTS FOR

THREE MONTHS AND YEAR ENDED DECEMBER 31, 2021

Uniondale, NY, March 3, 2022 – ACRES Commercial Realty Corp. (NYSE: ACR) (“ACR”, “ACRES Commercial Realty” or the “Company”), a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures, today reported results for the three months and year ended December 31, 2021. ACR’s GAAP net income allocable to common shares was $7.3 million, or $0.76 per share-diluted, and $18.0 million, or $1.85 per share-diluted, during the three months and year ended December 31, 2021, respectively.

“2021 was a record year for ACRES Commercial Realty, with the largest amount of loan originations and securitization closures in a fiscal year, each over $1.5 billion, in its history,” stated ACR’s Chief Executive Officer and President Mark Fogel. “Along with these successes, the Company’s loan portfolio is sound and is poised for growth thanks to the attractive financing options available, which our team closed during the year. Through the growth in the loan portfolio, along with the opportunity to enhance ACR’s returns with investments in real estate, our focus remains on maximizing earnings to grow book value and deliver long-term shareholder value.”

ACR issued a full detailed presentation of its results for the three months and year ended December 31, 2021, which can be viewed at www.acresreit.com.

Earnings Call Details

ACR will host a live conference call on March 3, 2022 at 5:00 p.m. Eastern Time to discuss its fourth quarter and fiscal year 2021 operating results. The conference call can be accessed by dialing 1-877-407-0792 (U.S. domestic) or 1-201-689-8263 (International) with the passcode 13727272 or from the investor relations section of the Company’s website at www.acresreit.com. For those unable to listen to the live conference call, a replay will be available on the Company’s website and telephonically through March 17, 2022 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13727272.

About ACRES Commercial Realty Corp.

ACRES Commercial Realty Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures. The Company is externally managed by ACRES Capital, LLC, a subsidiary of ACRES Capital Corp., a private commercial real estate lender exclusively dedicated to nationwide middle market commercial real estate lending with a focus on multifamily, student housing, hospitality, industrial and office property in top U.S. markets. For more information, please visit the Company’s website at www.acresreit.com or contact investor relations at IR@acresreit.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results are discussed in the documents filed by the Company from time to time with the Securities and Exchange Commission, including, without limitation, factors impacting whether we will be able to maintain our sources of liquidity and whether we will be able to identify sufficient suitable investments to increase our originations. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.